                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        TIS MORTGAGE INVESTMENT COMPANY
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                (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         --------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------
     (5) Total fee paid:

         --------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         --------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         --------------------------------------------------------------
     (3) Filing Party:

         --------------------------------------------------------------
     (4) Date Filed:

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                        TIS Mortgage Investment Company
                        655 Montgomery Street, Suite 800
                        San Francisco, California 94111

                                  July 1, 1999



Dear Stockholder:

                       THE ANNUAL MEETING OF STOCKHOLDERS
                         WILL BE HELD ON JULY 15, 1999

     We wish to inform you that, under a stipulated order of the court in the California litigation referred to in our proxy statement dated June 3, 1999, the annual meeting of stockholders will be held on July 15, 1999. To implement the order, the Company intends to convene, and then immediately adjourn until July 15, 1999, the July 2, 1999 session of the meeting.

     The meeting will reconvene on July 15, 1999, at 9:00 a.m., at the Park Hyatt Hotel, located at 333 Battery Street, San Francisco, California. At the meeting, stockholders will be asked to elect directors. We will also conduct any other business that may properly come before the meeting. You are cordially invited to attend.

              WE NEED YOUR VOTE TO HAVE A QUORUM FOR THE MEETING!
                   VOTE THE ENCLOSED WHITE PROXY CARD TODAY!

     We have previously stated that we intended to challenge the validity of Frederick G. Tobin's nominations for director. Under the terms of the stipulated order, the Company will accept Mr. Tobin's nominations as valid if they are made. The stipulated order applies only to nominations by Mr. Tobin and only with respect to the 1999 annual meeting. As described in our proxy statement, the court was also considering petitioner's motion to hold the Company in contempt and sanction it for the Company's failure to mail notice of the meeting by the date specified in an earlier stipulated order of the court relating to the holding of the meeting. Recently, the court denied petitioner's motion.

                     WE URGE YOU NOT TO SIGN ANY PROXY CARD
                          SENT BY THE TOBIN COMMITTEE!

     We expect that Mr. Tobin will nominate himself and five other individuals for election as directors at the meeting. WE STRONGLY OPPOSE MR. TOBIN'S NOMINEES, AND DO NOT BELIEVE THAT THE ELECTION OF SUCH NOMINEES IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS.

                            YOUR VOTE IS IMPORTANT!

     Your vote is very important. Whether or not you plan to attend the reconvened meeting, please sign, date and return our WHITE proxy card as promptly as possible in the enclosed postage-prepaid envelope.

     We thank you for your continued support.

                                         Sincerely yours,

                                         /s/ Douglas B. Fletcher

                                         Douglas B. Fletcher
                                         Chairman of the Board

                                         /s/ Lorraine O. Legg

                                         Lorraine O. Legg
                                         President and Chief Executive Officer

                                         /s/ Anthony H. Barash

                                         Anthony H. Barash
                                         Director

                                         /s/ Patricia M. Howe

                                         Patricia M. Howe
                                         Director

                                         /s/ Robert W. Ledoux

                                         Robert W. Ledoux
                                         Director

                                         /s/ J. David Schemel

                                         J. David Schemel
                                         Director


          If you have any questions or need additional proxy material, please do not hesitate to call MacKenzie Partners, Inc. at (800) 322-2885.

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